Exhibit 99.1

Barnes & Noble Reports Fiscal 2017 Year-End Financial Results

Company Exceeds Prior Year Operating Profit on Cost Reductions

NEW YORK--(BUSINESS WIRE)--June 22, 2017--Barnes & Noble, Inc. (NYSE:BKS) today reported sales and earnings for its fiscal 2017 fourth quarter and full-year ended April 29, 2017.

Total sales were $821 million for the quarter and $3.9 billion for the full year, decreasing 6.3% and 6.5% over the prior year periods, respectively. Comparable store sales declined 6.3% for both the fourth quarter and full year. Online sales increased 2.9% for the quarter and 3.7% for the full year.

The consolidated fourth quarter net loss improved to $13.4 million, or $0.19 per share, compared to a loss of $30.6 million, or $0.42 per share, in the prior year. For the quarter, Retail generated an operating loss of $15.9 million, while NOOK incurred an operating loss of $7.9 million, for a total operating loss of $23.8 million.

Fiscal 2017 consolidated net earnings from continuing operations were $22.0 million, or $0.30 per share, compared to net earnings from continuing operations of $14.7 million, or $0.05 per share, in the prior year. For the full year, Retail generated operating income of $90.7 million, while NOOK incurred an operating loss of $36.4 million, for a total operating income of $54.3 million.

In addition to exceeding prior year operating results, excluding non-recurring charges in both years, consolidated EBITDA was $187.2 million in fiscal 2017, in-line with guidance of $180 million to $190 million, versus $185.7 million last year.

For the full year, consolidated EBITDA was $172.2 million, as compared to $150.5 million a year ago. NOOK EBITDA losses decreased $47.3 million to $17.3 million, as the Company continued to rationalize NOOK expenses. Retail EBITDA of $189.5 million declined $25.6 million, primarily due to the sales decline.

“While fiscal 2017 proved to be a challenging year for the company, we reduced costs by $137 million, enabling us to sustain our profitability level,” said Demos Parneros, Chief Executive Officer of Barnes & Noble, Inc. “In fiscal 2018, we are focusing on ways to improve the business and reignite sales through an aggressive test and learn process and companywide simplification process that will take out costs.”

The company ended the fiscal year with $64.9 million of debt under its $750 million credit facility. During fiscal 2017, the Company returned $67 million in cash to its shareholders through dividends and share repurchases.

Outlook

For fiscal year 2018, the Company expects comparable bookstore sales to decline in the low single digits and full year consolidated EBITDA to be approximately $180 million.

Conference Call

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Thursday, June 22, 2017, and is accessible at investors.barnesandnobleinc.com.

Barnes & Noble, Inc. will report fiscal 2018 first quarter results on or about September 7, 2017.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE:BKS) is the nation’s largest retail bookseller, and a leading retailer of content, digital media and educational products. The Company operates 633 Barnes & Noble bookstores in 50 states, and one of the Web’s premier e-commerce sites, BN.com (www.bn.com). The Nook Digital business offers a lineup of popular NOOK® tablets and eReaders and an expansive collection of digital reading and entertainment content through the NOOK Store®. The NOOK Store features more than 4.5 million digital books in the US (www.nook.com), plus periodicals and comics, and offers the ability to enjoy content across a wide array of popular devices through Free NOOK Reading Apps™ available for Android™, iOS® and Windows®.

General information on Barnes & Noble, Inc. can be obtained by visiting the Company's corporate website at www.barnesandnobleinc.com.

BKS – Financial

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, including store closings, higher-than-anticipated or increasing costs, including with respect to store closings, relocation, occupancy (including in connection with lease renewals) and labor costs, the effects of competition, the risk of insufficient access to financing to implement future business initiatives, risks associated with data privacy and information security, risks associated with Barnes & Noble’s supply chain, including possible delays and disruptions and increases in shipping rates, various risks associated with the digital business, including the possible loss of customers, declines in digital content sales, risks and costs associated with ongoing efforts to rationalize the digital business and the digital business not being able to perform its obligations under the Samsung commercial agreement and the consequences thereof, the risk that financial and operational forecasts and projections are not achieved, the performance of Barnes & Noble’s initiatives including but not limited to new store concepts and e-commerce initiatives, unanticipated adverse litigation results or effects, potential infringement of Barnes & Noble’s intellectual property by third parties or by Barnes & Noble of the intellectual property of third parties, and other factors, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 29, 2017, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	52 weeks ended	52 weeks ended
	April 29, 2017	April 30, 2016	April 29, 2017	April 30, 2016

Sales	$821,220	$876,684	$3,894,558	$4,163,844
Cost of sales and occupancy	578,733	610,926	2,682,356	2,836,547
Gross profit	242,487	265,758	1,212,202	1,327,297
Selling and administrative expenses	238,508	291,715	1,040,007	1,176,778
Depreciation and amortization	27,804	31,999	117,887	135,863
Operating income (loss)	(23,825)	(57,956)	54,308	14,656
Interest expense, net	1,843	1,537	7,509	8,770
Income (loss) before taxes	(25,668)	(59,493)	46,799	5,886
Income taxes	(12,240)	(28,885)	24,776	(8,814)
Net income (loss) from continuing operations	(13,428)	(30,608)	22,023	14,700
Loss from discontinued operations	-	-	-	(39,146)
Net income (loss)	$(13,428)	$(30,608)	$22,023	$(24,446)

Basic income (loss) per common share:
Income (loss) from continuing operations	$(0.19)	$(0.42)	$0.30	$0.05
Loss from discontinued operations	-	-	-	(0.54)
Basic income (loss) per common share	$(0.19)	$(0.42)	$0.30	$(0.49)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.19)	$(0.42)	$0.30	$0.05
Loss from discontinued operations	-	-	-	(0.54)
Diluted income (loss) per common share	$(0.19)	$(0.42)	$0.30	$(0.49)

Weighted average common shares outstanding:
Basic	72,054	73,680	72,188	72,410
Diluted	72,054	73,680	72,328	72,542

Dividends declared per common share	$0.15	$0.15	$0.60	$0.60

Percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy	70.5%	69.7%	68.9%	68.1%
Gross profit	29.5%	30.3%	31.1%	31.9%
Selling and administrative expenses	29.0%	33.3%	26.7%	28.3%
Depreciation and amortization	3.4%	3.7%	3.0%	3.3%
Operating income (loss)	-2.9%	-6.6%	1.4%	0.4%
Interest expense, net	0.2%	0.2%	0.2%	0.2%
Income (loss) before taxes	-3.1%	-6.8%	1.2%	0.1%
Income taxes	-1.5%	-3.3%	0.6%	-0.2%
Net income (loss) from continuing operations	-1.6%	-3.5%	0.6%	0.4%
Loss from discontinued operations	0.0%	0.0%	0.0%	-0.9%
Net income (loss)	-1.6%	-3.5%	0.6%	-0.6%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

	13 weeks ended	13 weeks ended	52 weeks ended	52 weeks ended
	April 29, 2017	April 30, 2016	April 29, 2017	April 30, 2016

Sales
Retail	$796,184	$850,024	$3,784,655	$4,028,614
NOOK	31,990	41,952	146,514	191,520
Elimination	(6,954)	(15,292)	(36,611)	(56,290)
Total	$821,220	$876,684	$3,894,558	$4,163,844

Gross Profit
Retail	$229,069	$248,807	$1,148,542	$1,258,405
NOOK	13,418	16,951	63,660	68,892
Total	$242,487	$265,758	$1,212,202	$1,327,297

Selling and Administrative Expenses
Retail	$220,826	$259,868	$959,002	$1,043,221
NOOK	17,682	31,847	81,005	133,557
Total	$238,508	$291,715	$1,040,007	$1,176,778

EBITDA
Retail	$8,243	$(11,061)	$189,540	$215,184
NOOK	(4,264)	(14,896)	(17,345)	(64,665)
Total	$3,979	$(25,957)	$172,195	$150,519

Depreciation and Amortization
Retail	$(24,121)	$(23,809)	$(98,877)	$(101,888)
NOOK	(3,683)	(8,190)	(19,010)	(33,975)
Total	$(27,804)	$(31,999)	$(117,887)	$(135,863)

Operating Income (Loss)
Retail	$(15,878)	$(34,870)	$90,663	$113,296
NOOK	(7,947)	(23,086)	(36,355)	(98,640)
Total	$(23,825)	$(57,956)	$54,308	$14,656

Net Income (Loss)
Operating income (loss)	$(23,825)	$(57,956)	$54,308	$14,656
Interest expense, net	(1,843)	(1,537)	(7,509)	(8,770)
Income taxes	12,240	28,885	(24,776)	8,814
Loss from discontinued operations	-	-	-	(39,146)
Total	$(13,428)	$(30,608)	$22,023	$(24,446)

Percentage of sales:

Gross Margin
Retail	28.8%	29.3%	30.3%	31.2%
NOOK	53.6%	63.6%	57.9%	50.9%
Total	29.5%	30.3%	31.1%	31.9%

Selling and Administrative Expenses
Retail	27.7%	30.6%	25.3%	25.9%
NOOK	70.6%	119.5%	73.7%	98.8%
Total	29.0%	33.3%	26.7%	28.3%

EBITDA
Retail	1.0%	-1.3%	5.0%	5.3%
NOOK	-17.0%	-55.9%	-15.8%	-47.8%
Total	0.5%	-3.0%	4.4%	3.6%

Depreciation and Amortization
Retail	-3.0%	-2.8%	-2.6%	-2.5%
NOOK	-14.7%	-30.7%	-17.3%	-25.1%
Total	-3.4%	-3.7%	-3.0%	-3.3%

Operating Income (Loss)
Retail	-2.0%	-4.1%	2.4%	2.8%
NOOK	-31.7%	-86.6%	-33.1%	-72.9%
Total	-2.9%	-6.6%	1.4%	0.4%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 29, 2017	April 30, 2016

ASSETS
Current assets:
Cash and cash equivalents	$11,993	$13,838
Receivables, net	67,294	124,917
Merchandise inventories, net	946,909	933,723
Prepaid expenses and other current assets	101,816	105,912
Total current assets	1,128,012	1,178,390

Property and equipment:
Land and land improvements	2,541	2,541
Buildings and leasehold improvements	1,072,007	1,058,452
Fixtures and equipment	1,608,433	1,560,005
	2,682,981	2,620,998
Less accumulated depreciation and amortization	2,406,859	2,322,418
Net property and equipment	276,122	298,580

Goodwill	207,381	211,276
Intangible assets, net	310,205	310,904
Other non-current assets	11,201	13,632
Total assets	$1,932,921	$2,012,782

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$473,686	$480,574
Accrued liabilities	283,157	360,194
Gift card liabilities	351,424	353,103
Total current liabilities	1,108,267	1,193,871

Long-term debt	64,900	47,200
Deferred taxes	86,132	54,017
Other long-term liabilities	99,311	114,184

Shareholders' equity:
Common stock; $0.001 par value; 300,000 shares authorized;
111,933 and 111,228 shares issued, respectively	112	112
Additional paid-in capital	1,741,380	1,738,034
Accumulated other comprehensive income	315	151
Retained earnings	(46,425)	(24,349)
Treasury stock, at cost, 39,497 and 37,941 shares, respectively	(1,121,071)	(1,110,438)
Total Barnes & Noble, Inc. shareholders' equity	574,311	603,510
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$1,932,921	$2,012,782

BARNES & NOBLE, INC. AND SUBSIDIARIES
Earnings (Loss) Per Share
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	52 weeks ended	52 weeks ended
	April 29, 2017	April 30, 2016	April 29, 2017	April 30, 2016
Numerator for basic income (loss) per share:
Net income (loss) from continuing operations	$(13,428)	$(30,608)	$22,023	$14,700
Inducement fee paid upon conversion of Series J preferred stock	-	-	-	(3,657)
Preferred stock dividends paid in shares	-	-	-	(1,783)
Accretion of dividends on preferred stock	-	-	-	(4,204)
Less allocation of dividends to participating securities	(17)	(220)	(576)	(1,219)
Less allocation of undistributed earnings to participating securities	-	-	-	-
Net income (loss) from continuing operations available to common shareholders	$(13,445)	$(30,828)	$21,447	$3,837
Net loss from discontinued operations available to common shareholders	-	-	-	(39,146)
Net income (loss) available to common shareholders	$(13,445)	$(30,828)	$21,447	$(35,309)

Numerator for diluted income (loss) per share:
Net income from continuing operations available to common shareholders	$(13,445)	$(30,828)	$21,447	$3,837
Accretion of dividends on preferred stock (a)	-	-	-	-
Allocation of undistributed earnings to participating securities	-	-	-	-
Less diluted allocation of undistributed earnings to participating securities	-	-	-	-
Net income (loss) from continuing operations available to common shareholders	(13,445)	(30,828)	21,447	3,837
Net loss from discontinued operations available to common shareholders	-	-	-	(39,146)
Net income (loss) available to common shareholders	$(13,445)	$(30,828)	$21,447	$(35,309)

Denominator for basic income (loss) per share:
Basic weighted average common shares	72,054	73,680	72,188	72,410

Denominator for diluted income (loss) per share:
Basic weighted average common shares	72,054	73,680	72,188	72,410
Average dilutive options	-	-	63	118
Average dilutive non-participating securities	-	-	77	14
Diluted weighted average common shares	72,054	73,680	72,328	72,542

Basic income (loss) per common share:
Income (loss) from continuing operations	$(0.19)	$(0.42)	$0.30	$0.05
Loss from discontinued operations	-	-	-	(0.54)
Basic income (loss) per common share	$(0.19)	$(0.42)	$0.30	$(0.49)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.19)	$(0.42)	$0.30	$0.05
Loss from discontinued operations	-	-	-	(0.54)
Diluted income (loss) per common share	$(0.19)	$(0.42)	$0.30	$(0.49)

(a) Although the Company was in a net income position during the 52 weeks ended April 30, 2016, the dilutive effect of the Company’s convertible preferred shares was excluded from the calculation of income per share using the two-class method because the effect would be antidilutive.

BARNES & NOBLE, INC. AND SUBSIDIARIES Non-GAAP Reconciliation & Forward-Looking Statement (In millions) (Unaudited)

	Fiscal 2016		Fiscal 2017		Forward-Looking Fiscal 2018

Adjusted EBITDA	$186		$187
Charges	(35)	(a)	(15)	(b)
EBITDA	$151		$172

EBITDA	$151		$172		$180
Depreciation and amortization	(136)		(118)		(100)
Operating income	$15		$54		$80

(a) Including pension settlement charge, executive severance related to the B&N College spin-off and a publishing contract impairment.

(b) Including charges related to cost reduction initiatives and costs associated with the CEO departure.

CONTACT:
Media:
Barnes & Noble, Inc.
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investors:
Barnes & Noble, Inc.
Andy Milevoj, 212-633-3489
Vice President, Investor Relations
amilevoj@bn.com